As filed with the U.S. Securities and Exchange Commission on May 25, 2018.

Registration Statement No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	3663	20-006426913
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Digital Ally, Inc.

9705 Loiret Blvd.,

Lenexa, KS 66219

(913) 814-7774

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanton E. Ross

Chief Executive Officer

Digital Ally, Inc.

9705 Loiret Blvd.,

Lenexa, KS 66219

(913) 814-7774

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq. Zachary D. Blumenthal, Esq. Robinson Brog Leinwand Greene Genovese & Gluck P.C. 875 Third Avenue, 9th Floor New York, NY 10022 (212) 603-6300	Christian J. Hoffmann, III 9705 Loiret Blvd., Lenexa, KS 66219 (913) 814-7774

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)

Common Stock, par value $0.001 per share

Common stock purchase warrants

Debt securities

Convertible debt securities

Rights

Units

Total		$	$25,000,000.00	$3,112.50

(1)	This registration statement covers an indeterminate number of shares of common stock, warrants to purchase common stock, debt securities, convertible debt securities, rights and units that may be sold by the registrant from time to time, for a maximum aggregate offering price of all securities not to exceed $25,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include an indeterminate amount and number of common stock as may be issued upon exercise of warrants and conversion of debt securities or pursuant to the anti-dilution provision of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder includes an indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to General Instruction II.D to Form S-3, the table lists each class of securities being registered and the aggregate proceeds to be raised but does not specify each class information as to the amount to be registered, proposed maximum offering price per unit, and the proposed maximum aggregate offering price. The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 25, 2018

DIGITAL ALLY, INC.

$25,000,000

Shares of Common Stock

Warrants

Debt Securities

Convertible Debt Securities

Rights

Units

We may offer to the public from time to time in one or more series or issuances at prices and on terms that we will determine at the time of each offering, shares of our common stock, warrants to purchase shares of our common stock, debt securities, convertible debt securities, rights and/or units consisting of a combination of the foregoing securities, or any combination of these securities. The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $25,000,000.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The securities may be offered and sold through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the Nasdaq Capital Market. See “Plan of Distribution.”

Before purchasing any of the shares covered by this prospectus, carefully read and consider the risk factors in the section entitled “Risk Factors.”

Our common stock is currently quoted on the Nasdaq Capital Market under the symbol “DGLY.” On May 23, 2018 the last reported sales price of our common stock was $2.55 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider the matters discussed under the section entitled “Risk Factors” in this prospectus and included in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May __, 2018

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The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website are at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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About this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one of more offerings up to a total dollar amount of proceeds of $25,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

As of May 23, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $14.89 million based on 7,132,331 total shares of outstanding common stock, at a price of $2.55 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on May 22, 2018. We have offered approximately $3.0 million of securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $25,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. Because this summary provides only a brief overview of the key aspects of the offering, it does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including “Risk Factors,” and “Cautionary Note Regarding Forward-Looking Statements” and the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” before making an investment decision. As used in this prospectus, unless otherwise indicated, “we,” “our,” “us” or similar terms refer collectively to Digital Ally, Inc.

Company Overview

We produce digital video imaging and storage products for use in law enforcement, security and commercial applications. Our current products are an in-car digital video/audio recorder contained in a rear-view mirror for use in law enforcement and commercial fleets, a system that provides our law enforcement customers with audio/video surveillance from multiple vantage points and hands-free automatic activation of body-worn cameras and in-car video systems; a miniature digital video system designed to be worn on an individual’s body; and cloud storage solutions including cloud-based fleet management and driver monitoring/training applications. We have active research and development programs to adapt our technologies to other applications. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create unique solutions to address needs in a variety of other industries and markets, including mass transit, school bus, taxi cab and the military. We sell our products to law enforcement agencies and other security organizations, and consumer and commercial fleet operators through direct sales domestically and third-party distributors internationally. We have several new and derivative products in research and development that we anticipate will begin commercial production during the second half of 2018.

Principal Executive Offices and Additional Information

Our executive offices are located at 9705 Loiret Boulevard, Lenexa, Kansas 66219, and our telephone number is (913) 814-7774. Our website address is www.digitalallyinc.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Digital Ally, Inc. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our Registration Statement on Form S-1 dated May 23, 2018, or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, contain forward-looking statements that include information relating to future events, future financial performance, strategies, expectations, our competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new products or services; our statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and similar expressions, as well as similar statements in the future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Factors that could cause or contribute to our actual results differing materially from those discussed herein or for our stock price to be adversely affected include, but are not limited to: (1) our losses in recent years, including fiscal 2017 and 2016, and our ability to pay the Notes, June Notes (as defined below) and Secured Note (as defined below) when due; (2) macro-economic risks from the effects of the decrease in budgets for the law-enforcement community; (3) our ability to increase revenues, increase our margins and return to consistent profitability in the current economic and competitive environment, including whether deliveries will resume under the AMR contract; (4) our operation in developing markets and uncertainty as to market acceptance of our technology and new products; (5) the availability of funding from federal, state and local governments to facilitate the budgets of law enforcement agencies, including the timing, amount and restrictions on such funding; (6) our ability to deliver our new product offerings as scheduled in 2018 and have such new products perform as planned or advertised; (7) whether we will be able to increase the sales, domestically and internationally, for our products, and the degree to which the interest shown in our products, including the DVM-800 HD, FirstVU HD, VuLink, VuVault.net, FleetVU and MicroVU HD, in 2018; (8) our ability to maintain or expand our share of the market for our products in the domestic and international markets in which we compete, including increasing our international revenues to their historical levels; (9) our ability to produce our products in a cost-effective manner; (10) competition from larger, more established companies with far greater economic and human resources; (11) our ability to attract and retain quality employees; (12) risks related to dealing with governmental entities as customers; (13) our expenditure of significant resources in anticipation of sales due to our lengthy sales cycle and the potential to receive no revenue in return; (14) characterization of our market by new products and rapid technological change; (15) our dependence on sales of our DVM-800, DVM-800 HD, FirstVU, First VU HD and DVM-250 products; (16) potential that stockholders may lose all or part of their investment if we are unable to compete in our markets and return to profitability; (17) defects in our products that could impair our ability to sell our products or could result in litigation and other significant costs; (18) our dependence on key personnel; (19) our reliance on third-party distributors and sales representatives for part of our marketing capability; (20) our dependence on a few manufacturers and suppliers for components of our products and our dependence on domestic and foreign manufacturers for certain of our products; (21) our ability to protect technology through patents and to protect our proprietary technology and information as trade secrets and through other similar means; (22) our ability to generate more recurring cloud and service revenues; (23) risks related to our license arrangements; (24) our revenues and operating results may fluctuate unexpectedly from quarter to quarter; (25) sufficient voting power by coalitions of a few of our larger stockholders, including directors and officers, to make corporate governance decisions that could have significant effect on us and the other stockholders; (26) sale of substantial amounts of our Common Stock that may have a depressive effect on the market price of the outstanding shares of our Common Stock; (27) possible issuance of Common Stock subject to options and warrants that may dilute the interest of stockholders; (28) our nonpayment of dividends and lack of plans to pay dividends in the future; (29) future sale of a substantial number of shares of our Common Stock that could depress the trading price of our Common Stock, lower our value and make it more difficult for us to raise capital; (30) our additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock; (31) our stock price is likely to be highly volatile due to a number of factors, including a relatively limited public float; (32) whether the legal actions that the Company is taking or has taken against Utility Associates, Axon and WatchGuard will achieve their intended objectives; (33) whether the USPTO rulings will curtail, eliminate or otherwise have an effect on the actions of Axon Enterprises, Inc. ( “Axon” - formerly known as Taser International, Inc.) and Enforcement Video, LLC dba WatchGuard Video (“Watchguard”) and Utility Associates respecting us, our products and customers; (34) whether the remaining two claims under the U.S. Patent No. 6,831,556 (the “ ‘556 Patent”) have applicability to us or our products; and (35) whether our patented VuLink technology is becoming the de-facto “standard” for agencies engaged in deploying state-of-the-art body-worn and in-car camera systems; (36) the United States Patent and Trademark Office (the “USPTO”) decision on WatchGuard’s petition seeking Inter Partes Review (“IPR”) of the U.S. Patent No. 8,781,292 (‘292 Patent); (37) whether such technology will have a significant impact on our revenues in the long-term; and (38) indemnification of our officers and directors.

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USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the financing of capital expenditures, refinancings or recapitalization transactions, acquisitions and additions to our working capital. The actual application of proceeds from the sale of any particular tranche of securities issued hereunder will be described in the applicable prospectus supplement relating to such tranche of securities. Until we use the net proceeds from the sale of securities for these purposes, we may place the net proceeds in temporary investments.

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us hereby. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for working capital, capital expenditures, investments in our subsidiaries, and other general corporate purposes. We may also use such proceeds to fund acquisitions of businesses, technologies or product lines that complement our current business or expand our business into new areas. However, we currently have no commitments or agreements for any specific acquisitions. Pending application of the net proceeds, we intend to invest the net proceeds of the offering of securities by us in investment-grade, interest-bearing securities.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

See “Plan of Distribution” elsewhere in this prospectus for more information.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities under this prospectus, then we will, if required at the time, provide a ratio of earnings to fixed charges in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

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●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

The maximum compensation or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

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Market Making, Stabilization and Other Transactions

We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Certain persons participating in an offering may engage in over allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Over allotment involves the sale in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time:

●	shares of our common stock;

●	warrants to purchase shares of our common stock and/or debt securities;

●	debt securities consisting of notes, debentures or other evidences of indebtedness;

●	convertible debt securities consisting of notes, debentures or other evidences of indebtedness;

●	rights to purchase shares of our common stock and/or debt securities;

●	units consisting of a combination of the foregoing; or

●	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

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DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital consists of 25,000,000 shares of Common Stock, $0.001 par value per share. As of May 23, 2018, we had 7,132,331 shares of our Common Stock issued and outstanding, which excludes 63,518 shares held in treasury.

Common Stock

Voting Rights

Each share of our Common Stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Dividends

Each share of our Common Stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our Common Stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. Our Board of Directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation

If the Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our Common Stock pro rata.

Preemptive Rights

Owners of our Common Stock have no preemptive rights. We may sell shares of our Common Stock to third parties without first offering such shares to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our Common Stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our Common Stock do not ordinarily have the right to require us to buy their Common Stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our Common Stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability

All outstanding shares of our Common Stock are fully paid and nonassessable.

Options and Warrants

As of May 23, 2018, there were outstanding Common Stock options entitling the holders to purchase 274,637 shares of Common Stock at a weighted average exercise price of $4.55 per share and warrants entitling the holders to purchase up to 4,246,133 shares of Common Stock at a weighted average exercise price of $5.73 per share.

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Nevada Anti-Takeover Statutes

Nevada law provides that an acquiring person who acquires a controlling interest in a corporation may only exercise the voting rights of control shares if those voting rights are conferred by a majority vote of the corporation’s disinterested stockholders at a special meeting held upon the request of the acquiring person. If the acquiring person is accorded full voting rights and acquires control shares with at least a majority of all the voting power, then stockholders who did not vote in favor of authorizing voting rights for those control shares are entitled to payment for the fair value of such stockholders’ shares. A “controlling interest” is an interest that is sufficient to enable the acquiring person to exercise at least one-fifth of the voting power of the corporation in the election of directors. “Control shares” are outstanding voting shares that an acquiring person or associated persons acquire or offer to acquire in an acquisition and those shares acquired during the 90-day period before the person involved became an acquiring person.

These provisions of Nevada law apply only to “issuing corporations” as defined therein. An “issuing corporation” is a Nevada corporation that (a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (b) does business in Nevada directly or through an affiliated corporation. As of the date of this prospectus, we do not have 100 stockholders of record that are residents of Nevada. Therefore, these provisions of Nevada law do not apply to acquisitions of our shares and will not so apply until such time as both of the foregoing conditions are satisfied. At such time as these provisions of Nevada law may apply to us, they may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada law also restricts the ability of a corporation to engage in any combination with an interested stockholder for three years from when the interested stockholder acquires shares that cause the stockholder to become an interested stockholder, unless the combination or purchase of shares by the interested stockholder is approved by the Board of Directors before the stockholder became an interested stockholder. If the combination was not previously approved, then the interested stockholder may only effect a combination after the three-year period if the stockholder receives approval from a majority of the disinterested shares or the offer satisfies certain fair price criteria.

An “interested stockholder” is a person who is:

●	the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation; or
●	an affiliate or associate of the corporation and, at any time within three years immediately before the date in question, was the beneficial owner, directly or indirectly of 10% or more of the voting power of the then outstanding shares of the corporation

Our articles of incorporation and bylaws do not exclude us from these restrictions.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage some types of transactions that may involve the actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for the potential restructuring or sale of all or a part of our company. However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our company. They also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent for our Common Stock is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd., Salt Lake City. UT 84122. Its telephone number is (801) 274-1088.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock and/or debt securities. Warrants may be issued independently or together with common stock and/or debt securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. We may issue series of warrants under a separate warrant agreement between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

●

the date on which the right to exercise such warrants shall commence and the date on which such right shall expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

●

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	United States federal income tax consequences applicable to such warrants;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

●	if applicable, the date from and after which the warrants and the common stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions, if any;

●	whether the warrants are to be sold separately or with other securities as parts of units

●	the amount of warrants outstanding as of the most recent practicable date; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock, holders of such warrants will not have any of the rights of holders of common stock, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES AND CONVERTIBLE DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that may be offered from time to time under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will generally apply to any future debt securities that may be offered under this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms we describe below.

We may issue secured or unsecured debt securities offered under this prospectus, which may be senior, subordinated or junior subordinated, and/or convertible and which may be issued in one or more series. We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture. We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture. We will have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. The terms of the debt securities will include those set forth in the applicable indenture, any related supplemental indenture and any related securities documents that are made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture, any supplemental indenture and any related security documents, if any, in their entirety before investing in our debt securities. We use the term “indentures” to refer to both the senior indentures and the subordinated indentures.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures and any supplemental indenture or related document applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that are offered under this prospectus, as well as the complete indentures, that contains the terms of the debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture. Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

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We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

●	title;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	issue guarantees;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

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●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of or sell assets of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than U.S. dollars, the currency in which the series of debt securities will be denominated and the currency in which principal, premium, if any, and interest will be paid; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to or different than those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

In addition to the debt securities that may be offered pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Original Issue Discount

One or more series of debt securities offered under this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Senior Debt Securities

Payment of the principal or premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

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Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstance described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indentures

Except as otherwise set forth in an applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of a to-be-determined percentage in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above under “— Events of Default Under the Indentures,” the trustee or the holders of a to-be-determined percentage in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above “— Events of Default Under the Indentures” occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

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The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (other than bankruptcy defaults), except there may be no waiver of defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act of 1939, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●

the holders of a to-be-determined percentage in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and such holders have offered indemnity satisfactory to the trustee, to institute the proceeding as trustee; and

●

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may modify an indenture or enter into or modify any supplemental indenture without the consent of any holders of the debt securities with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “—Consolidation, Merger or Sale;”

●	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;

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●

to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agents and agencies for payment, registration of transfer and exchange and service of notices and demands;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the date payments are due.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This manner of holding securities is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

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●	how it handles payments and notices;

●	whether it imposes fees or charges;

●	how it would handle voting if applicable;

●	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

●	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”). See “Book-Entry” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described below or in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth below in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities, except as otherwise described in a related prospectus supplement.

Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities of that series or (iii) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

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Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Except as otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to oversubscription rights;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units composed of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

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●	whether the units will be issued in fully registered or global form.

●	the title of the series of units;

●	the price or prices at which the units will be issued;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

LEGAL MATTERS

Robinson Brog Leinwand Greene Genovese & Gluck P.C. will render a legal opinion as to the validity of the securities to be registered hereby. The validity of any securities will be passed upon for any underwriters or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated by reference from Digital Ally, Inc.’s Annual Report on Form 10-K as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017 have been audited by RSM US LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 13, 2018;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed with the SEC on May 15, 2018;

●	our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders to be held on June 27, 2018, filed with the SEC on May 14, 2018; and

●	our Registration Statement on Form S-1 filed with the SEC on May 23, 2018; and

●	our Current Reports on Form 8-K filed with the SEC on April 4, 2018, April 13, 2018, April 20, 2018, May 15, 2018, and May 17, 2018.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

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We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Digital Ally, Inc.

9705 Loiret Blvd.,

Lenexa, KS 66219

(913) 814-7774

Corporate@digitalallyinc.com

Copies of these filings are also available on our website at www.digitalallyinc.com . For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

MATERIAL CHANGES

None.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the Common Stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the Common Stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The web site can be accessed at www.sec.gov. The internet address of Digital Ally is www.digitalallyinc.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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DIGITAL ALLY, INC.

PROSPECTUS

___________ Shares of Common Stock

____________, 2018

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PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC Registration Fee		$3,112.50
Accounting Fees and Expenses	$	(a)
Legal Fees and Expenses	$	(a)
Miscellaneous	$	(a)
Total		$3,112.50

(a)	Fees, other than the SEC’s registration fee will be based on the number of issuances and amount of securities sold and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the Nevada Revised Statutes (“NRS”), or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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Our Articles of Incorporation and Bylaws provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NGCL, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission (the “SEC”) is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 16. Exhibits.

(a)	A list of the exhibits required by Item 601 of Regulation S-K to be filed as a part of this registration statement is set forth in the Index to Exhibits, which immediately precedes such exhibits

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided however that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(iv)	To include any material information with input to the Plan of Distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on May 25, 2018.

DIGITAL ALLY, INC.,

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stanton E. Ross and Thomas J. Heckman, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement on Form S-3 under the Securities Act of 1933, as amended, including any amendment or amendments relating thereto (and, in addition, any post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 25th day of May 2018.

Signature and Title	Date

/s/ Stanton E. Ross	May 25, 2018
Stanton E. Ross, Director and Chief Executive Officer

/s/ Leroy C. Richie	May 25, 2018
Leroy C. Richie, Director

/s/ Michael J. Caulfield	May 25, 2018
Michael J. Caulfield, Director

/s/ Daniel F. Hutchins	May 25, 2018
Daniel F. Hutchins, Director

/s/ Thomas J. Heckman	May 25, 2018
Thomas J. Heckman, Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer

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EXHIBIT INDEX

(a) The following exhibits are filed as part of this registration statement.

Exhibit Number	Description of Exhibit	Incorporated by Reference:
2.1	Plan of Merger among Vegas Petra, Inc., a Nevada corporation, and Digital Ally, Inc., a Nevada corporation, and its stockholders, dated November 30, 2004.	(1)
3.1	Amended and Restated Articles of Incorporation of Registrant, dated December 13, 2004.	(1)
3.2	Amended and Restated By-laws of Registrant.	(1)
3.3	Audit Committee Charter, dated September 22, 2005.	(1)
3.4	Compensation Committee Charter, dated September 22, 2005	(1)
3.5	Nominating Committee Charter dated December 27, 2007.	(2)
3.6	Corporate Governance Guidelines	(3)
3.7	Nominating and Governance Charter, Amended and Restated as of February 25, 2010.	(4)
3.8	Strategic Planning Committee Charter, dated June 28, 2009.	(4)
3.9	Certificate of Change Pursuant to NRS 78.209 of Digital Ally, Inc.	(5)
4.1	Form of Common Stock Certificate.	(6)
4.2	Form of Common Stock Purchase Warrant.	(6)
4.3	Form of Series A Common Stock Purchase Warrant.	(7)
4.4	Form of Series B Common Stock Purchase Warrant.	(7)
4.5	Form of Series C Common Stock Purchase Warrant.	(7)
5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.	*
10.1	2005 Stock Option and Restricted Stock Plan.	(6)
10.2	2006 Stock Option and Restricted Stock Plan.	(6)
10.3	Form of Stock Option Agreement (ISO and Non-Qualified) 2005 Stock Option Plan.	(6)
10.4	Form of Stock Option Agreement (ISO and Non-Qualified) 2006 Stock Option Plan.	(6)
10.5	Promissory Note Extension between Registrant and Acme Resources, LLC, dated May 4, 2006, in the principal amount of $500,000.	(6)
10.6	Promissory Note between Registrant and Acme Resources, LLC, dated September 1, 2004, in the principal amount of $500,000.	(8)
10.7	Promissory Note Extension between Registrant and Acme Resources, LLC, dated October 31, 2006.	(8)
10.8	Software License Agreement with Ingenient Technologies, Inc., dated March 15, 2004.*	(8)
10.9	Software License Agreement with Ingenient Technologies, Inc., dated April 5, 2005.*	(8)
10.10	Stock Option Agreement with Daniels & Kaplan, P.C., dated September 25, 2006.	(8)

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10.11	Memorandum of Understanding with Tri Square Communications (Hong Kong) Co., Ltd. dated November 29, 2005.	(8)
10.12	2007 Stock Option and Restricted Stock Plan.	(9)
10.13	Form of Stock Option Agreement (ISO and Non-Qualified) 2007 Stock Option Plan.	(2)
10.14	Amendment to 2007 Stock Option and Restricted Stock Plan.	(2)
10.15	2008 Stock Option and Restricted Stock Plan.	(2)
10.16	Form of Stock Option Agreement (ISO and Non-Qualified) 2008 Stock Option Plan.	(2)
10.17	Promissory Note with Enterprise Bank dated February 13, 2009.	(2)
10.18	First Amendment to Promissory Note with Enterprise Bank dated February 13, 2009.	(10)
10.19	First Amendment to Promissory Note with Enterprise Bank dated June 30, 2009.	(10)
10.20	Modification and Renewal of Promissory Note with Enterprise Bank dated February 1, 2010.	(11)
10.21	Forms of Restricted Stock Agreement for 2005, 2006, 2007 and 2008 Stock Option and Restricted Stock Plans.	(11)
10.22	Loan Modification or Renewal Agreement of Promissory Note with Enterprise Bank dated March 2, 2011.	(12)
10.23	2011 Stock Option and Restricted Stock Plan	(13)
10.24	Form of Stock Option Agreement for 2011 Stock Option and Restricted Stock Plan	(13)
10.25	8% Subordinated Promissory Note in principal amount of $1,500,000	(14)
10.26	Common Stock Purchase Warrant	(14)
10.27	8% Subordinated Promissory Note in principal amount of $1,000,000	(15)
10.28	Common Stock Purchase Warrant	(15)
10.29	Allonge to 8% Subordinated Promissory Note in principal amount of $1,000,000	(15)
10.30	Amendment to Common Stock Purchase Warrant	(15)
10.31	Second Allonge to 8% Subordinated Note, dated July 24, 2012.	(16)
10.32	Allonge to 8% Subordinated Note ($1.0 million) dated July 24, 2012.	(16)
10.33	Second Amendment to Common Stock Purchase Warrants (300,000 shares) dated July 24, 2012.	(16)
10.34	Amendment to Common Stock Purchase Warrants (150,000 shares) dated July 24, 2012.	(16)
10.35	Third Allonge to 8% Subordinated Note, dated December 4, 2013.	(17)
10.36	Second Allonge to 8% Subordinated Note ($1.0 million) dated December 4, 2013.	(17)
10.37	Common Stock Purchase Warrant (40,000 shares), dated December 4, 2013	(17)
10.38	Securities Purchase Agreement	(18)
10.39	Registration Rights Agreement	(18)
10.40	Form of Senior Secured Convertible Note	(18)
10.41	Form of Warrant to Purchase Common Stock	(18)
10.42	Pledge and Security Agreement	(18)
10.43	Patent Assignment for Security	(18)
10.44	Trademarks Assignment for Security	(18)
10.45	Guaranty	(18)
10.46	Deposit Account Control Agreement	(18)
10.47	Form of Voting Agreement	(18)

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10.48	Form of Lock-Up Agreement	(18)
10.49	Securities Purchase Agreement	(19)
10.50	Registration Rights Agreement	(19)
10.51	Form of Senior Secured Convertible Note	(19)
10.52	Form of Warrant to Purchase Common Stock	(19)
10.53	Amended and Restated Pledge and Security Agreement	(19)
10.54	Patent Assignment for Security	(19)
10.55	Trademarks Assignment for Security	(19)
10.56	Amended and Restated Guaranty Agreement	(19)
10.57	Deposit Account Control Agreement-incorporated by reference to Exhibit 10.46 to the Company’s Current Report on Form 8-K filed on March 25, 2014	(19)
10.58	Form of Voting Agreement	(19)
10.59	Form of Lock-Up Agreement	(19)
10.60	Reaffirmation Agreement	(19)
10.61	Senior Secured Convertible Note	(19)
10.62	Warrant to Purchase Common Stock	(19)
10.63	Fourth Allonge to 8% Subordinated Note ($1.5 million) dated May 27, 2015	(20)
10.64	Third Allonge to 8% Subordinated Note ($1.0 million) dated May 27, 2015	(20)
10.65	Fifth Allonge to 8% Subordinated Note ($1.5 million) dated July 15, 2015	(21)
10.66	Fourth Allonge to 8% Subordinated Note ($1.0 million) dated July 15, 2015	(21)
10.67	Common Stock Purchase Warrant	(21)
10.68	Securities Purchase Agreement	(22)
10.69	Amended and Restated 2015 Stock Option and Restricted Stock Plan	(23)
10.70	Series A Warrant Amendment Agreement	(24)
10.71	Series B Warrant Amendment Agreement	(24)
10.72	Series C Warrant Amendment Agreement	(24)
10.73	Securities Purchase Agreement	(25)
10.74	8% Senior Secured Convertible Debenture	(25)
10.75	Common Stock Purchase Warrant	(25)
10.76	Security Agreement	(25)
10.77	Subsidiary Guarantee	(25)
10.78	Form of Series A-1 Warrant	(26)
10.79	Form of Series A-2 Warrant	(26)
10.80	Form of Series A-3 Warrant	(26)
10.81	Form of Securities Purchase Agreement, dated as of August 21, 2017, by and among Digital Ally, Inc. and the purchasers signatory thereto.	(26)
10.82	Form of Securities Purchase Agreement, by and among the Company and the purchaser signatories thereto	(27)
10.83	Form of Secured Convertible Promissory Note	(27)
10.84	Form of Common Stock Purchase Warrant	(27)
10.85	Form of Security Agreement, by and among the Company and each of the secured parties thereto	(27)
10.86	Form of Intellectual Property Security Agreement, between the Company and the secured lender thereto	(27)
10.87	Form of Subsidiary Guarantee, by and among the Company, the purchasers under the Securities Purchase Agreement, and each of the Company’s subsidiaries	(27)
14.1	Code of Ethics and Code of Conduct.	(2)

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21.1	Subsidiaries of Registrant	(28)
23.1	Consent of RSM US LLP	*
23.2	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)*	*
24.1	Power of Attorney.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Schema
101.CAL	XBRL Taxonomy Calculation Linkbase
101.DEF	XBRL Taxonomy Definition Linkbase
101.LAB	XBRL Taxonomy Label Linkbase
101.PRE	XBRL Taxonomy Presentation Linkbase

*Filed herewith.

(1)	Filed as an exhibit to the Company’s Form SB-2, filed October 16, 2006, No. 333-138025.
(2)	Filed as an exhibit to the Company’s Annual Report on Form 10KSB for the Year ending December 31, 2007.
(3)	Filed as an exhibit to the Company’s Current Report on Form 8-K dated November 20, 2009.
(4)	Filed as an exhibit to the Company’s Annual Report on Form 10K for the Year ending December 31, 2009.
(5)	Filed as an exhibit to the Company’s Form 8-K filed August 30, 2012.
(6)	Filed as an exhibit to the Company’s October 2006 Form SB-2.
(7)	Filed as an exhibit to the Company’s Form 8-K filed July 17, 2015
(8)	Filed as an exhibit to the Company’s Amendment No. 1 to Form SB-2, filed January 31, 2007, No. 333-138025
(9)	Filed as an exhibit to the Company’s Form S-8, filed October 23, 2007, No. 333-146874.
(10)	Filed as an exhibit to the Company’s Annual Report on Form 10K for the Year ending December 31, 2008.
(11)	Filed as an exhibit to the Company’s Annual Report on Form 10K for the Year ending December 31, 2009.
(12)	Filed as an exhibit to the Company’s Annual Report on Form 10K for the Year ending December 31, 2010.
(13)	Filed as an exhibit to the Company’s Form 8-K filed June 1, 2011
(14)	Filed as an exhibit to the Company’s Form 8-K filed June 3, 2011
(15)	Filed as an exhibit to the Company’s Form 8-K filed November 10, 2011
(16)	Filed as an exhibit to the Company’s Form 8-K filed July 30, 2012
(17)	Filed as an exhibit to the Company’s Form 8-K filed December 9, 2013
(18)	Filed as an exhibit to the Company’s Form 8-K filed March 21, 2014
(19)	Filed as an exhibit to the Company’s Form 8-K filed August 25, 2014
(20)	Filed as an exhibit to the Company’s Form 8-K filed May 28, 2015
(21)	Filed as an exhibit to the Company’s Form 8-K filed July 15, 2015
(22)	Filed as an exhibit to the Company’s Form 8-K filed July 17, 2015
(23)	Filed as an exhibit to the Company’s Form S-8 filed May 23, 2016
(24)	Filed as an exhibit to the Company’s Form 8-K filed November 16, 2016
(25)	Filed as an exhibit to the Company’s Form 8-K filed January 3, 2017
(26)	Filed as an exhibit to the Company’s Form 8-K filed August 25, 2017
(27)	Filed as an exhibit to the Company’s Form 8-K filed April 4, 2018
(28)	Filed as an exhibit to the Company’s Annual Report on Form 10K for the Year ending December 31, 2015.

In accordance with SEC Release 33-8238, Exhibits 32.1 and 32.2 are being furnished and not filed.

31